LEASE AGREEMENT


         THIS LEASE AGREEMENT, is made and entered into by and between BNS OF CENTRAL FLORIDA, LTD., or assigns, hereinafter referred to as "Landlord" and UNIVERSAL BEVERAGES, INC., hereinafter referred to as "Tenant";

                                   WITNESSETH:

1. PREMISES AND TERM. In consideration of the obligation of Tenant to pay rent herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby takes from Landlord certain premises situated within the County of Lake, State of Florida, more particularly described on Exhibit "A" attached hereto and incorporated herein by reference, together with the buildings and other Improvements situated or to be situated upon said premises (said real property, buildings and improvements being hereinafter referred to as the "premises").

         TO HAVE AND TO HOLD the same for a term commencing on May 1, 1998, and ending August 31, 1999, Tenant acknowledges that it has inspected and accepts the premises, and specifically the buildings and improvements comprising the same, in their present condition as suitable for the purpose for which the premises are leased. Taking of possession by Tenant shall be deemed conclusively to establish that said buildings and other Improvements are in good and satisfactory condition as of when possession was taken. Tenant further acknowledges that no representations as to the repair of the premises, nor promises to alter, remodel or improve the premises have been made by Landlord, unless such are expressly set forth in this lease. If this lease is executed before the premises become vacant or otherwise available and ready for occupancy, or if any present tenant or occupant of the premises holds over, the Landlord cannot acquire possession of the premises prior to the date above recite as the commencement date of this lease, Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the premises at such time as Landlord is able to tender the same, which dat shall thenceforth be deemed the "commencement date." After the commencement date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the premises.

2. RENT.

         A. Base Rent. Tenant agrees to pay to Landlord rent for the premises in advance without demand, deduction or set off, for the entire term hereof at the following rates: for the period of May 1, 1998 through July 31, 1998, $10,000.00 per month, plus applicable sales tax. Commencing August 1, 1998, through the conclusion of the lease term hereunder, the monthly rent shall increase to $16,132.70, plus applicable sales tax. Each such monthly installment shall be due and payable, without demand, on or before the first day of each calendar month during the hereby demised term.
Such monthly rental payments shall be referred to herein as "Base Rent."

         B. Secondary Rent. In addition to the monthly rental amount referred to in Paragraph 2A above, Tenant agrees to pay Landlord the sum of $50,000.00 no later than may 10, 1998.

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Further, Tenant shall pay Landlord the amount of $25,000.00 each on the following dates: June 1, 1998 and July 1, 1998. These additional payments totaling $100,000.00, shall be deemed rental payments and hereinafter referred to as "Secondary Rent," and non-refundable.

         C. Additional Rent. Any and all references herein to "additional rent" shall mean and include Tenant's obligation to pay the taxes, utilities, insurance premiums and maintenance and repair costs and any other expenses with respect to the premises as specified herein.

3. USE.

         A. Permitted Use. The premises shall be used only for the purpose of receiving, storing, shipping and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant, and for such other lawful purposes as may be incidental thereto. Tenant shall, at its own cost and expense, obtain any and all licenses and permits necessary for any such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the premises including without limitation ADA, OSHA, and Environmental Law as defined herein, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with the premises, all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas noise or vibrations to emanate from the premises, nor take any other action which would constitute a nuisance. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable. Tenant will not permit the premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous.

         B. Environmental Definitions. As used in this lease, "Hazardous Material" shall mean any substance that is (a) defined under any Environmental Law as a hazardous substance, hazardous waste, hazardous material, pollutant or contaminant, (b) a petroleum hydrocarbon, including crude oil or any fraction or mixture thereof, (c) hazardous, toxic, corrosive, flammable, explosive, infectious, radioactive, carcinogenic or a reproductive toxicant, or (d) otherwise regulated pursuant to any Environmental Law. As used in this lease, "environmental Law" shall mean all federal, state and local laws, statutes, ordinances, regulations, rules, judicial and administrative orders and decrees, permits, licenses, approvals, authorizations and similar requirements of all federal, state and local governmental agencies or other governmental authorities pertaining to the protection of human health and safety or the environment, now existing or late adopted during the term of this lease. As used in this lease, "Permitted Activities" shall mean the lawful activities of Tenant that are part of the ordinary course of Tenant's business in accordance with the Permitted Use specified in Paragraph 3.A hereof. As used in this lease, "Permitted Materials" shall mean the materials handled by Tenant in the ordinary course of conducting Permitted Activities.

         C. Environmental Requirements. Tenant hereby agrees that: (a) Tenant shall not conduct, or permit to be conducted, on the premises any activity which is not a Permitted Activity; (b) Tenant shall not use, store or otherwise handle, or permit any use, storage or other handling of,

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any Hazardous Material which is not a Permitted Material on or about the premises; (c) Tenant shall obtain and maintain in effect all permits and licenses required pursuant to any Environmental law for Tenant's activities on the premises, and Tenant shall at all times comply with all applicable Environmental Laws; (d) Tenant shall not engage in the storage, treatment or disposal on or about the premises of any Hazardous Material except for any temporary accumulation of waste generated in the course of Permitted Activities;
(e) Tenant shall not install any aboveground or underground storage tank or any subsurface lines for the storage or transfer of any Hazardous Material, except for the lawful discharge of waste to the sanitary sewer, and Tenant shall store all Hazardous Materials in a manner that protects the premises and the environment from accidental spills and releases; (f) Tenant shall not cause or permit to occur any release of any Hazardous Material or any condition of pollution or nuisance on or about the premises, whether affecting surface water or groundwater, air, the land or the subsurface environment; (g) Tenant shall promptly remove from the premises any Hazardous Material introduced, or permitted to be introduced, onto the premises by Tenant which is not a Permitted Material and, on or before the date Tenant ceases to occupy the premises, Tenant shall remove from the premises all Hazardous Materials and all Permitted Materials handled by or permitted on the premises by Tenant; and (h) if any release of a Hazardous Material to the environment, or any condition of pollution or nuisance, occurs on or about or beneath the premises as a result of any act or omission of Tenant or its agents, officers, employees, contractors, invitees of licensees, Tenant shall, at Tenant's sole cost and expense, promptly undertake all remedial measures required to clean up and abate or otherwise respond to the release, pollution or nuisance in accordance with all applicable Environmental Laws. Landlord and landlord's representatives shall have the right, but not the obligation, to enter the premises at any reasonable time for the purpose of inspecting the storage, use and handling of any Hazardous Material on the premises in order to determine Tenant's compliance with the requirements of this lease and applicable Environmental Law. IF Landlord gives written notice to Tenant that Tenant's use, storage or handling of any Hazardous Material on the property may not comply with this lease or applicable Environmental Law, Tenant shall correct any such violation within five (5) days after Tenant's receipt of such notice from Landlord. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, actions, judgments, liabilities, costs, expenses, losses, damages, penalties, fines and obligations of any nature (including reasonable attorneys' fees and disbursements incurred in the investigation, defense or settlement of claims) that Landlord may incur as a result of, or in connection with, claims arising from the presence, use, storage, transportation, treatment, disposal, release or other handling, on or about or beneath the premises, or any Hazardous Material introduced or permitted on or about or beneath the premises by any act or omission of tenant or its agents, officers, employees, contractors, invitees or licensees. The liability of Tenant under this Paragraph 3.C shall survive the termination of this lease with respect to acts or omissions that occur before such termination.

4. TAXES.

         A. Tenant agrees to pay before they become delinquent all taxes, assessments, and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as the "taxes") lawfully levied or assessed against the premises and the grounds, parking areas, driveways

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and alleys around the premises. Landlord agrees to provide Tenant with the tax bill for the premises within fifteen (15) business days after receipt of tax bills from the appropriate taxing authority. Tenant shall furnish to Landlord, not late than twenty (20) days before the date of any such taxes become delinquent, official receipts of the appropriate taxing authority or other evidence satisfactory to Landlord evidencing payment thereof. If Tenant should fail to pay any taxes, assessments, or governmental charges required to be paid by Tenant hereunder, in addition to any other remedies provided herein, Landlord may, if it so elects, pay such taxes, assessments, and governmental charges. Any sums so paid by Landlord shall be deemed to be so much additional rental owing by Tenant to Landlord and due and payable, on demand, by Landlord, together with interest thereon, at t he rate of ten percent (10%) per annum from the date paid by Landlord to date of repayment by Tenant.

         B. If, at any time during the term of this lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments of governmental charges levied, assessed or imposed on real estate and the Improvements thereon, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the present or any future building or buildings on the premises then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof.

         C. Tenant may, at its sole cost and expense, in it own name and/or in the name of Landlord, dispute and contest any "taxes" by appropriate proceedings diligently conducted in good faith, but only after Tenant has deposited with Landlord the amount so contested and unpaid, which shall be held by Landlord without obligation for interest until the termination of the proceedings, at which time the amount deposited shall be applied by Landlord toward the payment of the items held valid (plus any court costs, interest, penalties, and other liabilities associated with the proceedings),a and Tenant's share of any excess shall be returned to Tenant. Tenant further agrees to pay to Landlord, upon demand, all court costs, interest, penalties, and other liabilities relating to such proceedings. Tenant hereby indemnifies and agrees to hold harmless the Landlord from and against any cost, damage, or expense (including attorneys' fees) in connection with any such proceedings.

         D. Any payment to be made pursuant to this Paragraph 4, with respect to the real estate tax year in which this lease commences or terminates shall be prorated.

5. REPAIRS AND MAINTENANCE.

         A. Tenant shall, at its own cost and expense, keep and maintain all parts of the premises in good condition, promptly making all necessary repairs and replacements, interior and exterior, structural and non-structural, ordinary and extraordinary, including but not limited to, windows, glass and plate glass, doors and any special office entry, walls and finish work, floors and floor covering, roof, foundation, downspout, gutters, heating and air conditioning systems, dock boards, truck doors, dock bumpers, paving, plumbing work and fixtures, termite and pest extermination,

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regular removal of trash and debris, regular mowing of any grass, trimming, weed removal and general landscape maintenance, keeping the parking areas, driveways, alleys and the whole of the premises in a clean and sanitary condition. Tenant shall at its own cost and expense repaint exterior overhead doors, canopies, entries, handrails, gutters and other exposed parts of the building which reasonably require repairing to prevent deterioration or to maintain aesthetic standards.

         B. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all heating and air conditioning systems and equipment within the premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) within thirty (30) days of the date Tenant takes possession of the premises.

6. ALTERATIONS. Tenant shall not make any alterations, additions or Improvements to the premises without the prior written consent of Landlord, but at its own cost and expense and in a good workmanlike manner make such minor alterations, additions or improvements or erect, remove or alter such partitions, or erect such shelves, bins, machinery and trade fixtures as it may deem advisable, without altering the basic character of the building or Improvements and without overloading or damaging such building or Improvements, and in each case complying with all applicable governmental laws, ordinances, regulations and other requirements. All alterations, additions, improvements and partitions erected by Tenant shall be and remain the property of Tenant during the term of this lease and Tenant shall unless Landlord otherwise elects as hereinafter provided, remove all alterations, additions, improvements and partitions erected by Tenant and restore the premises to their original condition by the date of termination of this lease; provided, however, that if Landlord so elects prior to termination of this lease, such alterations, additions, improvements and partitions shall become the property of Landlord as of the date of termination of this lease, such alterations, additions, improvements and partitions shall become the property of Landlord as of the date of termination of this lease and shall be delivered up to the landlord with the premises. All shelves, bins, machinery and trade fixtures installed by Tenant may be removed by Tenant prior to the termination of this lease if Tenant so elects, and shall be removed by Tenant at Tenant's expense if required by Landlord upon the expiration or termination of this lease; upon any such removal Tenant shall restore the premises to their original condition. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the buildings and other improvements situated on the premises.

7. SIGNS. Tenant shall have the right to install signs upon the premises only when first approved in writing by Landlord and subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all such signs on or before the termination of this lease. Such installations and removals shall be made in such manner as to avoid injury to or defacement of the building and other improvements, and Tenant shall repair any injury or defacement including without limitation discoloration, caused by such installation or removal.

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8. INSPECTION. Landlord and Landlord's agent and representatives shall have the right to enter and inspect the premises any reasonable time during business hours, for the purpose of ascertaining the condition of the premises or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this lease. During the period that is twelve (12) months prior to the end of the term hereof, Landlord and Landlord's agents and representatives shall have the right to enter the premises at any reasonable time during business hours for the purpose of showing the premises, and shall have the right to elect on the premises a suitable sign indicating that the premises are available. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the premises and shall arrange to meet with Landlord for a joint inspection of the premises at the time of vacating. In the event of Tenant's failure to give such notice or arrange such joint inspection, Landlord' inspection at or after Tenant's vacating the premise shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

9. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler charges and other utilities and services used on or from the premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities, and shall furnish all electric light bulbs and tubes. Landlord shall in no event be liable for any interruption or failure of utility services on the premises.

10. ASSIGNMENT AND SUBLETTING. Tenant shall not have the right to assign this lease or to sublet the whole or any part of the premises without the prior written consent of Landlord. Notwithstanding any permitted assignment or subletting. Tenant shall at all times remain directly, primarily and fully responsible and liable for the repayment of the rent herein specified and for compliance with all of Tenant's other obligations under the terms, provisions and covenants of this lease. Upon the occurrence of an "event of default" as hereinafter defined, if the premises or any part thereof are then assigned or sublet. Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant hereunder, and no such collection shall be construed to constitute a novation or a release of Tenant from the further performance of Tenant's obligations hereunder.

11. INDEMNIFICATION AND INSURANCE.

         A. Damage or Injury. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the premises arising at any time and from any cause whatsoever, except to the extent caused by the willful negligence or willful misconduct of Landlord. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or related to any use or occupancy of the premises, or any condition of the premises, or any default in the performance of Tenant's obligations under this lease, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees and

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invitees of Tenant) occurring in, on or about the premises or any part thereof arising at any tie and from any cause whatsoever (except to the extent caused by the gross negligence or willful misconduct of Landlord) or occurring in, on or about the premises or any part thereof arising at any time and from any cause whatsoever (except to the extent caused by the willful negligence or willful misconduct of Landlord) or occurring in, on or about any part of the property of which the premises are a part when such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or its agents, officers, employees, contractors, invitees or licensees. This Paragraph 11.A shall survive the termination of this lease with respect to any damage, bodily or personal injury, illness or death prior to such termination.

         B. Insurance Coverage and Amounts. Tenant shall, at all times during the term of this lease and at Tenant's sole cost and expense, obtain and keep in force the insurance coverage and amounts set forth in this Paragraph 11.B. Tenant shall maintain commercial general liability insurance, including contractual liability, broad form property damage liability, fire coverage, legal liability, premises and completed operations, and medical payments, with limits not less than on million dollars ($1,000,000) per occurrence and aggregate, insuring against claims for bodily injury, personal injury and property damage arising from the use, occupancy or maintenance of the premises. Any general aggregate shall apply on a per location basis. Tenant shall maintain business auto liability insurance with limits not less than one million dollars per accident covering owned, hired and non-owned vehicles used by Tenant. Tenant shall maintain umbrella excess liability insurance on a following form basis in excess of the required commercial general liability, business auto and employers liability insurance with limits not less than five million dollars ($5,000,000) per occurrence and aggregate. Tenant shall carry workers' compensation insurance for all of its employees in statutory limits in the state in which the premises is located and employers liability insurance which affords not less than five hundred thousand dollars ($500,000) for each coverage. Tenant shall maintain all risk property insurance for all personal property of Tenant and improvement, fixtures and equipment constructed or installed by Tenant in the premises in an amount not less than the full replacement cost, which shall include business income and extra expense coverage with limits not less than one hundred percent (100%) of gross revenues for a period of twelve (12) months. Tenant shall maintain boiler and machinery insurance against loss or damage from an accident from the equipment in the premises in an amount of $200,000.00 and plate glass insurance coverage against breakage of plate glass in the premises. Any deductibles selected by Tenant shall be the sole responsibility of Tenant. Tenant, when required by Landlord's mortgage holder, shall name such mortgage holder as additional insured in such policies.

         C. Insurance Requirements. All insurance and all renewals thereof shall be issued by companies with a rating of at least "A", "VIII" or better in the current edition of Best's Insurance Reports and be licensed to do and doing business in the state in which the premises is located. Each policy shall expressly provide that the policy shall not be canceled or materially altered without thirty (30) days' prior written notice to Landlord and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and such period of thirty (30) days shall have expired. All liability insurance (except employers liability) shall name Landlord and any other parties designated by landlord (including any investment manager, asset

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manager or property manager) as an additional insured, shall be primary and noncontributing with any insurance which may be carried by Landlord, shall afford coverage for all claims based on the act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period, and shall expressly provide that Landlord, although named as an insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to Landlord. All property insurance shall name Landlord as loss payee to the full extent of Landlord's interest in any improvements and betterments. Tenant shall deliver certificates of insurance, acceptable to Landlord, to Landlord at least ten (10) days before the commencement date and at least ten (10) days before expiration of each policy. IF Tenant fails to insure or fails to furnish any such insurance certificate, Landlord shall have the right from time to time but not the obligation to effect such insurance for the benefit of Tenant or Landlord or both of them, and Tenant shall pay to Landlord on written demand, as additional rent, all premiums paid by Landlord.

         D. Subrogation. Tenant waives on behalf of all insurers under all policies of property insurance now or hereafter carried by Tenant insuring or covering the premises, or any portion or any contents thereof, or any operations therein, all rights of subrogation which any such insurer might otherwise, if at all, have to any claims of Tenant against Landlord. Landlord waives on behalf of all insurers under all policies of property insurance now or hereafter carried by Landlord insuring or covering the premises, or any portion or any contents thereof, or any operations therein, all rights of subrogation which any such insurer might otherwise, if at all, have to any claims of Landlord against Tenant. Tenant shall procure from each of the insurers under all policies of property insurance now or hereafter carried by Tenant insuring or covering the premises, or any portion or any contents thereof, or any operations therein, a waiver of all rights of subrogation which the insurer might otherwise, if at all , have to any claims of Tenant against Landlord as required by this Paragraph 11.D.

         E. If the premises, or any part thereof, is damaged or destroyed by fire or other casualty, Tenant shall at its sole coast and expense thereupon proceed with reasonable diligence to rebuild and repair such buildings and/or other improvements to substantially the condition in which they existed prior to such damage or destruction, subject to Landlord's written approval of the plans and specifications for such rebuilding and repairing, which approval shall not be unreasonably withheld.

         F. Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon all rights and obligations hereunder shall cease and terminate.


         G. Each of Landlord and Tenant hereby releases the other from any and all liability or responsibility to the other or any claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance

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covering such property, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasor's policies shall contain a clause or endorsement to the effect any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and then only to the extent of the insurance proceeds payable under such policies. Each of Landlord and Tenant agrees that its insurance carriers shall include in its policies such a clause or endorsement.

12. CONDEMNATION.

         A. If the whole or any substantial part of the premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the premises for the purpose for which they are then being used, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective when the physical taking of said premises shall occur.

         B. If part of the premises shall be taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this lease is not terminated as provided in Paragraph 12. Above, this lease shall not terminate, but the rent payable hereunder during the unexpired portion of the lease shall be equitably reduced as reasonably determined by Landlord.

         C. In the event of any such taking or private purchase in lieu thereof, Landlord shall be entitled to receive and retain all such awards in the condemnation proceeding and Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by the taking. Nothing in this paragraph shall preclude an award being made to Tenant for loss of business or depreciation to and cost of removal of equipment or fixtures, provided that Landlord's award is not reduced as a result thereof.

13. HOLDING OVER. Tenant will, at the termination of this lease by lapse of time or otherwise, yield up immediate possession to Landlord. In the event of any holding over by Tenant or any of its successors in interest after the expiration of termination of this lease, unless the parties hereto otherwise agree in writing, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than five (5) days advance written notice, or by tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this lease shall be applicable during that period. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this lease except as otherwise expressly provided.

14. QUIET ENJOYMENT. Landlord covenants that it now has, or will acquire before Tenant takes possession of the premises, good title to the premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due such mortgage or mortgages as

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are permitted by the terms of this lease, zoning ordinances, and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions, and other conditions of record. In the event this lease is a sublease, then Tenant agrees to take the premises subject to the provisions of the prior leases. Landlord represents and warrants that it has full right and authority to enter into this lease and that Tenant, upon paying the rental herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold, and enjoy the premise for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this lease.

15. EVENTS OF DEFAULT. The following events shall be deemed to be events of default by Tenant under this lease:

         (a) Tenant shall fail to pay any installment of rent (base rent and/or secondary rent), or additional rent hereby received when due, or any payment with respect to taxes or insurance hereunder when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of fie (5) days from the ate such payment was due.

         (b) Tenant shall become insolvent, or shall make a transfer in fraud or creditors, or shall make and assignment for the benefit of creditors.

         (c) Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

         (d) A receiver or trustee shall be appointed or all or substantially all of the assets of Tenant.

         (e) Tenant shall desert or vacate any substantial portion of the premises.

         (f) Tenant shall fail to comply with any term, provision, or covenant of this lease (other than the foregoing in this Paragraph 15), and shall not cure such failure within twenty (20) days after written notice thereof to Tenant.

16. REMEDIES. Upon the occurrence of any of such events of default described in Paragraph 15 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever against Tenant:

         (a) Terminate this lease, in which event Tenant shall immediately surrender the premises to the Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the premises and expel or remove Tenant and any other person who may be occupying such premises or any part thereof without being liable for prosecution or any claim or damages therefor; and Tenant agrees to pay to Landlord on demand the amount of any loss and damage which Landlord may suffer

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



by reason of such termination, whether through liability to relet the premises on satisfactory terms or otherwise.

         (b) Enter upon and take possession of the premises and expel or remove Tenant ans any other person who may be occupying such premises or any part thereof without being liable for prosecution or any claim for damages therefor, and relet the premises and receive the rent therefor, and Tenant agrees to pay to the Landlord on demand any deficiency that may arise by reason of such reletting. In the event Landlord is successful in reletting the premises at a rental in excess of that agreed to be paid by Tenant pursuant to the terms of this lease, Landlord and Tenant each mutually agree that Tenant shall not be entitled, under any circumstances, to such excess rental, and Tenant does hereby specifically waive any claim to such excess rental.

         (c) Enter upon the premises without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this lease; and Tenant agrees to reimburse Landlord, on demand, for any expenses which Landlord may incur in this effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of the Landlord or otherwise.

         (d) In the event Tenant fails to pay any installment of rent hereunder as and when such installment is due, to help defray the additional cost to Landlord for processing such late payments, Tenant shall pay to Landlord on demand a late charge in an amount equal to five percent (5%) of such installment; and the failure to pay such amount within ten (10) days after demand therefor shall be an event of default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner.

         Pursuant to any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the germs, provisions and covenants herein contained. No act of thing done by the Landlord or its agents during the term hereby granted shall be deemed a termination of this lease or aan acceptance of the surrender of the premises, and not agreement to terminate this lease or to accept a surrender of said premises shall be valid unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Landlord's acceptance of the payment of rental or other payments hereunder after the occurrence of an event of default shall not be construed as a waiver of such default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or of Landlord's right to enforce any such remedies with respect to such default or any subsequent default, if, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney concerning or to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorneys' fees and court costs so incurred.

17. MORTGAGES. Tenant accepts this lease subject and subordinate to any mortgage(s) and/or deed(s) of trust now or at any time hereafter constituting a lien or charge upon the premises or the Improvements situated thereon; provided, however, that if the mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this lease superior to any such instrument, then by notice to Tenant from such mortgagee, trustee or holder, this lease shall be deemed superior to such lien, whether this lease was executed before or after said mortgage or deed of trust. Tenant shall at any time hereafter, on demand, execute any instruments, releases or other documents which may be required by any mortgages for the purpose of subjecting and subordinating this lease to the lien of any such mortgage.

18. SUBORDINATION AND SALE.

         A. Subordination. This lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever which may now exist or hereafter be placed on or against the premises or on or against Landlord's interest or estate therein, all without the necessity of having further instruments executed by Tenant to effect such subordination. Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no event of default then exists under this lease, and Tenant shall attorn to the person who acquired Landlord's interest hereunder through any such mortgage or deed of trust. Tenant agrees to execute, acknowledge and deliver upon demand such further instruments evidencing such subordination of this lease to the lien of all such mortgages and deeds of trust as may reasonably be required by Landlord.

         B. Sale of the Property. If the original Landlord hereunder, or any successor owner of the premises, sells or conveys the premises, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this lease accruing after such sale or conveyance shall terminate and the original Landlord, or such successor owner, shall automatically be released therefrom and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

         C. Estoppel Certificate. At any time and from time to time, Tenant shall, within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate certifying; (a) that this lease is unmodified and in full force and effect (or, if there have been modifications, that this lease is in full force and effect as modified, and stating the date and nature of each modification; (b) the commencement date and the expiration date determined in accordance with Paragraph 1 hereof and the date, if any, to which all rent and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (d) that Landlord is not in default under this lease, except as to defaults specified in such certificate; and (e) such other maters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender of the premises or any part thereof. At any time and from time to time, Tenant shall, within ten (10) days after written request by Landlord, deliver to Landlord copies of all current financial statements (including a balance sheet, an income statement, and an accumulated retained earnings statement), annual reports and other financial and operating information and data of Tenant prepared by Tenant in the course of Tenant's business. Unless available to the public, Landlord shall disclose such financial statements, annual reports and other information or data only to actual or prospective purchasers or mortgage lenders of the premises or any part thereof, and otherwise keep them confidential unless other disclosure is required by law.

19. MECHANICS LIENS. Tenant shall have no authority, express or implied, to create or place any lien or encumbrance, of any kind or nature whatsoever upon, or in any manner to bind, the interest of Landlord in the premises or to charge the rental payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the premises on which any lien is or can be validly and legally asserted against its leasehold interest in the premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the premises or under the terms of this lease.

20. NOTICES. Each provision of this instrument or of any applicable governmental laws, ordinances regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing, or delivery of any notice or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken.

         (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address hereinbelow set forth or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and other amounts to Landlord under the terms of this lease shall not be deemed satisfied until such rent and other amounts have been actually received by Landlord.

         (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address hereinbelow set forth, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.


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

         (c) Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United states Mail, postage prepaid, Certified or Registered Mail, addressed to the parties hereto at the respective address set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

         Landlord:       BNS of Central Florida, Ltd.             Tenant:    Universal Beverages, Inc.
                         c/o Steve LaFreniere                                7563 Philips Highway, Suite 110
                         The Quest Companies                                 Jacksonville, FL 32236
                         921 Douglas Ave., Suite 200
                         Altamonte Springs, FL 33714

         If and when included within the term "Landlord," as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments to Landlord, if and when included within the term "Tenant," as used in this instrument, there are more than one person, firm or corporation, all jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms "Landlord" and "Tenant," respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each has received such notice.

21. REAL ESTATE BROKERS. The parties hereto represent to each other that the only real estate broker involved in this lease is the Quest Company. Tenant represents that it has had previous dealings with John Thomas Century 21 Realty, but hereby represents and affirms that this broker is no longer involved with this matter and tenant further agrees to indemnify and hold harmless Landlord from any and all liability or damages (including attorneys' fees) resulting from a claim for commissions from John Thomas Century 21 Realty.

22. OPTION TO PURCHASE. Providing Tenant is current in all respects under this lease, and providing Tenant pays Landlord the additional sum of $150,000.00, Tenant shall have the option to purchase the premises pursuant to the terms contained herein. Such additional payment for this option shall be made no later than August 31, 1998. This option shall allow Tenant to purchase the leased premises for the total purchase price of $1,500,000.00, said option to purchase being available between march 1, 1999 and August 31, 1999 with closing thereon to take place at Landlord's attorney's office no later than August 31, 1999. This option becomes void if not exercised by notice given to Landlord, in writing, not less than sixty (60) days prior to the expiration of the lease term. Should Tenant exercise the option, the $150,000.00 paid for this option, together with the Secondary Rent, shall be applied to the purchase price; if Tenant does not exercise this option, or should Tenant default hereunder, this $150,000.00 option money shall be retained by Landlord in payment for this option and removal of the property from the market during the term hereof. In the event Tenant exercises this option, Tenant agrees it is purchasing the subject premises in "AS IS" condition.

Further, should this option be exercised, Landlord hereby agrees to pay the documentary stamps on the deed of conveyance as well as the owners title insurance evidencing marketable title. Tenant agrees to pay all other closing costs and expenses.

23. GUARANTORS. Johnathon Moore and Jay Marsh, hereby join in the execution hereof to jointly and severally unconditionally personally guarantee all payments and performance of Tenant requires hereunder. Should Tenant fail to perform any covenant or condition hereof, Landlord shall notify guarantor of such default and guarantor shall, within five (5) days of such notice, cure the default of Tenant. Such notice of default shall be deemed delivered when sent by U.S. Mail, postage prepaid, Certified or Registered Mail, to:

                  Johnathon Moore and Jay Marsh
                  _____________________________

                  _____________________________

The only exception to this guarantee is the requirement of Guarantor to guarantee the payment o the Secondary Rent. Nothing herein shall preclude Landlord from exercising any other remedy, or remedies, available to Landlord in the event of Tenant's default.

24. MISCELLANEOUS.

         A. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         B. The terms, provisions, covenants, and conditions contained in this lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns except as otherwise herein expressly provided. Each party agrees to furnish the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this lease.

         C. The captions inserted in this lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this lease or any provision hereof, or in any way affect the interpretation of this lease.

         D. This lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

         E. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the term of this lease shall survive the expiration or earlier termination of the term hereof, including without limitation all payment obligations with respect to taxes and insurance and all obligations concerning the condition of the premises. Upon the expiration or earlier termination of the term hereof, and prior to Tenant vacating the premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the premises, including without limitation all heating and air conditioning systems and equipment therein in good condition and repair. Tenant shall also, prior to vacating the premises, pay to Landlord the amount as estimated by Landlord, of Tenant's obligation hereunder for real estate taxes and insurance premiums for the year in which the lease expires or terminates. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be.

         F. If any clause of provision of this lease is illegal, invalid or unenforceable under resent or future laws effective during the term of this lease, then and in that event, it si the intention of the parties hereto that the remainder of this lease shall not be affected thereby, and it is also the intention of the parties of this lease that in lieu of each clause or provision of this lease that is illegal, invalid or unenforceable, there be added as a part of this lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         G. All reference in this lease to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this lease.

         H. Net Lease. Landlord and Tenant acknowledge that hit lease is intended to be a "Net Lease." Tenant shall be responsible for all maintenance, repairs and replacements to the premises and the payment of utilities, taxes and all insurance premiums relating to the premises, Landlord shall have no obligation of any kind to maintain, repair or replace the premises, insure the premises or pay any portion of the taxes or utilities relating to the premises.

         I. Applicable Law. This lease and the rights and obligations of the parties arising hereunder shall be construed in accordance with the laws of the state where the parties are located.


EXECUTED BY LANDLORD, this _________ day of May, 1998.

                                         LANDLORD: BNS OF CENTRAL FLORIDA, LTD.


                                         By:    /S/ Stephen J. Lawrence
                                            ---------------------------
                                         Printed Name: Stephen J. Lawrence
                                         Title: General Partner

EXECUTED BY TENANT, this _________ day of May, 1998.


                                         UNIVERSAL BEVERAGES, INC.


                                         By:  /S/ Johnathon S. Moore
                                            --------------------------
                                         Printed Name: Johnathon S. Moore
                                         Title: Chief Executive Officer


EXECUTED BY GUARANTOR, this _____ day of May, 1998.


                                        GUARANTOR:


                                        /S/ Johnathon S. Moore
                                        --------------------------
                                        Johnathon S. Moore, Individually

                                        GUARANTOR:


                                        _____________________________
                                        Jay Marsh, Individually